UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

ACELYRIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41696	85-2406735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4149 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 456-4393

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SLRN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2025, ACELYRIN, INC., a Delaware corporation (“ACELYRIN” or the “Company”), Alumis Inc., a Delaware corporation (“Alumis” or “Parent”), and Arrow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alumis (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as a wholly owned subsidiary of Alumis and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Based on the unanimous recommendation of a special committee of the board of directors of the Company (the “Company Board”), consisting solely of independent and disinterested directors of the Company, to which the Company Board had delegated exclusive authority to consider, negotiate and evaluate the Merger Agreement and the transactions contemplated thereby, the Company Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated thereby, including the Merger and (iii) declared advisable and resolved to recommend that the Company’s stockholders approve and adopt the Merger Agreement.

Based on the unanimous recommendation of a special committee of the board of directors of Alumis (the “Alumis Board”), consisting solely of independent and disinterested directors of Alumis, to which the Alumis Board had delegated exclusive authority to consider, negotiate and evaluate the Merger Agreement and the transactions contemplated thereby, the Alumis Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Alumis and its stockholders, (ii) approved the Merger and the transactions contemplated thereby, including the issuance of voting common stock of Alumis, par value $0.0001 per share (“Alumis Common Stock”) pursuant to the Merger Agreement (the “Alumis Share Issuance”), and (iii) resolved to submit and recommend the approval of the Alumis Share Issuance to Alumis’s stockholders.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.00001 per share, of the Company issued and outstanding (the “Company Stock”) will be converted into the right to receive 0.4274 (the “Exchange Ratio”) shares of Alumis Common Stock. At the effective time of the Merger, the Company’s stockholders will own approximately 45%, and Alumis’ stockholders will own approximately 55%, of the outstanding shares of common stock of the combined company on a fully diluted basis.

In addition, at or prior to the Effective Time, each outstanding and unexercised option to purchase shares of Company Stock with an exercise price of $18.00 or less (the “Converted Options”), each outstanding and unvested restricted stock unit convertible into shares of Company Stock (“RSUs”) and each outstanding and unvested performance stock unit convertible into shares of Company Stock (“PSUs” and together with the Converted Options and the Converted RSUs, the “Converted Equity Awards”), whether vested or unvested, will convert into equity awards of Alumis as follows. Each outstanding and unexercised option to purchase shares of Company Stock with an exercise price greater than $18.00 will be cancelled without consideration. Each Converted Option will be exercisable for that number of shares of Alumis Common Stock equal to the number of shares of Company Stock subject to such Converted Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the next nearest share of Alumis Common Stock and the exercise price per share will be the exercise price per share in effect for that Converted Option immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the next nearest cent. Each RSU will vest for that number of shares of Alumis Common Stock equal to the number of shares of Company Stock subject to such RSU immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the next nearest share of Alumis Common Stock. Each PSU will have any performance-based conditions deemed met at 100% of performance and converted into a restricted stock unit and will vest for that number of shares of Alumis Common Stock equal to the number of shares of Company Stock subject to such PSU immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the next nearest share of Alumis Common Stock.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) the approval by the stockholders of each of Alumis and the Company of the Merger, (2) authorization for listing on The Nasdaq Stock Market of the shares of Alumis Common Stock (including the shares to be issued in the Merger), subject to official notice of issuance, (3) effectiveness of a registration statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by Alumis and (4) the absence of any law, judgment, order, injunction, ruling, writ award or decree by any governmental entity of competent jurisdiction restraining, enjoining or otherwise prohibiting consummation of the Merger. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including (1) the representations and warranties of the other party being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger, generally subject to an overall material adverse effect qualification, (2) the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger, and (3) the absence of a material adverse effect with respect to the other party.

Each of the Company and Alumis has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) the conduct of their respective businesses during the period between the execution of the Merger Agreement and the Effective Time, (2) non-solicitation of alternative acquisition proposals, (3) Alumis’ obligation to call a meeting of its stockholders, and subject to certain exceptions, to recommend that its stockholders approve the issuance of shares of Parent Common Stock to holders of Company Stock pursuant to the Merger Agreement, (4) the Company’s obligations to call a meeting of its stockholders to adopt the Merger Agreement, and subject to certain exceptions, to recommend that its stockholders adopt the Merger Agreement and (5) Alumis filing with the SEC and causing to become effective the Registration Statement.

Alumis and the Company have agreed to take all actions that are reasonably necessary such that, from and after the Effective Time, the Alumis board of directors shall be increased to nine (9) individuals, with two (2) such members designated by the Company that are reasonably acceptable to Alumis.

The Merger Agreement contains certain termination rights for both the Company and Alumis. Upon termination of the Merger Agreement by Alumis under specified circumstances, Alumis may be required to pay the Company a termination fee of $10,000,000. Upon termination of the Merger Agreement by the Company under specified circumstances, the Company may be required to pay Alumis a termination fee of $10,000,000.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Alumis or the Company or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Alumis and the Company made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Alumis, the Company or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Alumis or any of their respective affiliates, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement that will include a joint proxy statement/prospectus of the Company and Alumis (the “Joint Proxy Statement/Prospectus”) as well as in the Forms 10-K, Forms 10-Q and other filings that each of the Company and Alumis make with the SEC.

Item 2.02	Results of Operations and Financial Condition

On February 6, 2025, the Company disclosed in a press release regarding the Merger Agreement, among other things, that the preliminary, unaudited amount of the Company’s cash, cash equivalents and marketable securities position as of December 31, 2024 is approximately $448 million. This amount is preliminary, unaudited and may change, was prepared by management and is based on the most current information available to management. Further, this amount is subject to completion by management of the financial statements as of and for the year ended December 31, 2024, including completion of the review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized, and completion of the audit of such financial statements.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On February 6, 2025, the Company and Alumis issued a joint press release announcing the entrance into the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Voting Agreements

In connection with the execution of the Merger Agreement, Alumis entered into Voting and Support Agreements (the “Alumis Voting Agreements”) with certain of the Company’s stockholders, including certain entities affiliated with Westlake Village BioPartners, certain entities affiliated with AyurMaya Capital Management, certain entities affiliated with Access Industries, Beth Seidenberg, Dan Becker and Mina Kim (collectively, the “Company Stockholders”). Pursuant to the Alumis Voting Agreements, the Company Stockholders have agreed, among other things, to (i) vote or cause to be voted all of their shares of Company Stock in favor of (A) the adoption of the Merger Agreement and approval of the transactions contemplated thereby, (B) any other proposals presented by the Company to its stockholders to effect or facilitate the transactions contemplated by the Merger Agreement and (C) any proposal to adjourn or postpone any meeting of the holders of shares of Company Stock at which the matters described in clause (A) are submitted for the consideration and vote of the holders of shares of Company Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (ii) against (A) any Company acquisition proposal or any of the transactions contemplated thereby, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of such Company Stockholder under its Alumis Voting Agreement and (C) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the transactions contemplated by the Merger Agreement.

The shares of Company Stock owned by the Company Stockholders represented approximately 24% of the outstanding shares of Company Stock as of January 31, 2025.

In connection with the execution of the Merger Agreement, the Company entered into Voting and Support Agreements (the “Company Voting Agreements”) with certain of Alumis’ stockholders, including certain entities affiliated with Foresite Capital management, certain entities affiliated with AyurMaya Capital Management, certain entities affiliated with Samsara BioCapital and Martin Babler (collectively, the “Alumis Stockholders”). Pursuant to the Company Voting Agreements, the Alumis Stockholders have agreed, among other things, to (i) vote or cause to be voted all of their shares of Alumis Common Stock in favor of (A) the Alumis Share Issuance, (B) any other proposals presented by Alumis to its stockholders in connection with the transactions contemplated by the Merger

Agreement, and (C) any proposal to adjourn or postpone any meeting of the holders of Alumis Common Stock at which the matters described in clause (A) are submitted for the consideration and vote of the holders of Alumis Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held or to constitute a quorum; and (ii) against (A) any Alumis acquisition proposal or any of the transactions contemplated thereby, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Company under the Merger Agreement or of such Alumis Stockholder under its Company Voting Agreement and (C) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the transactions contemplated by the Merger Agreement.

The shares of Alumis Common Stock owned by the Alumis Stockholders represented approximately 62% of the outstanding Alumis Common Stock as of January 31, 2025.

The foregoing descriptions of the Alumis Voting Agreements and the Company Voting Agreements do not purport to be complete and are subject to, and qualified in their entirety by, references to the form of the Alumis Voting Agreements and the form of the Company Voting Agreements, copies of which are filed as Exhibits 99.2 and 99.3 hereto, respectively, and are incorporated by reference herein.

Phase 3 LONGITUDE Program Update

The Company previously announced its intention to initiate its Phase 3 LONGITUDE program for the evaluation of subcutaneous lonigutamab in thyroid eye disease in Q1 of 2025. In connection with the Merger Agreement, the Company currently intends to delay initiation of this clinical trial until the closing of the Merger and following the Merger to re-evaluate the development program for lonigutamab in a capital efficient manner.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among Alumis Inc., ACELYRIN, Inc. and Arrow Merger Sub, Inc., dated as of February 6, 2025.

99.1	Joint Press Release, dated as of February 6, 2025.

99.2*	Form of Alumis Voting Agreement, dated as of February 6, 2025.

99.3*	Form of Company Voting Agreement, dated as of February 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current plans, estimates and expectations of management of Alumis and the Company in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than statements of historical facts, including express or implied statements regarding the proposed Merger; the conversion of equity interests contemplated by the Merger

Agreement; the issuance of common stock of Alumis contemplated by the Merger Agreement; the expected filing by Alumis with the SEC of the Registration Statement and the Joint Proxy Statement/Prospectus; the expected timing of the closing of the proposed Merger; the ability of the parties to complete the proposed Merger considering the various closing conditions; the expected benefits of the proposed Merger; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements.

Risks and uncertainties include, among other things, (i) the risk that the proposed Merger may not be completed in a timely basis or at all, which may adversely affect Alumis’ and the Company’s businesses and the price of their respective securities; (ii) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed Merger , including stockholder approvals by both Alumis’ stockholders and the Company’s stockholders, and the potential failure to satisfy the other conditions to the consummation of the transaction; (iii) the effect of the announcement, pendency or completion of the proposed Merger on each of Alumis’ or the Company’s ability to attract, motivate, retain and hire key personnel and maintain relationships with partners, suppliers and others with whom Alumis or the Company does business, or on Alumis’ or the Company’s operating results and business generally; (iv) that the proposed Merger may divert management’s attention from each of Alumis’ and the Company’s ongoing business operations; (v) the risk of any legal proceedings related to the proposed Merger or otherwise, or the impact of the proposed Merger thereupon, including resulting expense or delay; (vi) that Alumis or the Company may be adversely affected by other economic, business and/or competitive factors; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Alumis or the Company to pay a termination fee; (viii) the risk that restrictions during the pendency of the proposed Merger may impact Alumis’ or the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) the risk that the anticipated benefits and synergies of the proposed Merger may not be fully realized or may take longer to realize than expected; (x) the impact of legislative, regulatory, economic, competitive and technological changes; (xi) risks relating to the value of Alumis securities to be issued in the proposed Merger; (xii) the risk that integration of the proposed Merger post-closing may not occur as anticipated or the combined company may not be able to achieve the growth prospects expected from the transaction; (xiii) the effect of the announcement, pendency or completion of the proposed Merger on the market price of the common stock of each of Alumis and the Company; (xiv) the implementation of each of Alumis’ and the Company’s business model and strategic plans for product candidates and pipeline, and challenges inherent in developing, commercializing, manufacturing, launching, marketing and selling potential existing and new products and product candidates; (xv) the scope, progress, results and costs of developing Alumis’ and the Company’s product candidates and any future product candidates, including conducting preclinical studies and clinical trials, and otherwise related to the research and development of Alumis’ and the Company’s pipeline; (xvi) the timing and costs involved in obtaining and maintaining regulatory approval for Alumis’ and the Company’s current or future product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product; (xvii) the market for, adoption (including rate and degree of market acceptance) and pricing and reimbursement of Alumis’ and the Company’s product candidates, if approved, and their respective abilities to compete with therapies and procedures that are rapidly growing and evolving; (xviii) uncertainties in contractual relationships, including collaborations, partnerships, licensing or other arrangements and the performance of third-party suppliers and manufacturers; (xix) the ability of each of Alumis and the Company to establish and maintain intellectual property protection for products or avoid or defend claims of infringement; (xx) Alumis’ ability to successfully integrate the Company’s operations and personnel; and (xxi) potential delays in initiating, enrolling or completing preclinical studies and clinical trials.

These risks, as well as other risks related to the proposed Merger, will be described in the Registration Statement and the Joint Proxy Statement/Prospectus. While the list of factors presented here and the list of factors to be presented in the Registration Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Alumis’ and the Company’s respective periodic reports and other filings with the SEC, including the risk factors identified in Alumis’ and the Company’s most recent Quarterly Reports on Form 10-Q and/or Annual Reports on Form 10-K. The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning Alumis and the Company and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers should also carefully review the risk factors described in other documents Alumis and the Company file from time to time with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, even if new information becomes available in the future, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger, Alumis intends to file with the SEC the Registration Statement, which will include the Joint Proxy Statement/Prospectus. After the Registration Statement has been declared effective by the SEC, the Joint Proxy Statement/Prospectus will be delivered to stockholders of Alumis and the Company. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF ALUMIS AND THE COMPANY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus (when available) and other documents filed by Alumis and the Company with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Alumis will be available free of charge under the SEC Filings heading of the Investor Relations section of Alumis’ website at investors.alumis.com. Copies of the documents filed with the SEC by the Company will be available free of charge under the Financials & Filings heading of the Investor Relations section of the Company’s website investors.acelyrin.com.

Participants in the Solicitation

Alumis and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information about Alumis’ directors and executive officers is set forth in Alumis’ registration statement on Form S-1/A (File No. 333-280068), which was filed with the SEC on June 24, 2024. Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2024, and the Company’s Current Reports on Form 8-K filed with the SEC on May 28, 2024, August 13, 2024 and December 10, 2024. Stockholders may obtain additional information regarding the interests of such participants by reading the Registration Statement and the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2025	ACELYRIN, INC.

	By:	/s/ Amar Murugan
	Name:	Amar Murugan
	Title:	Chief Legal Officer